EXHIBIT 10.51

AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

This Amendment Number Two to Credit Agreement (“Amendment”) is entered into as of January 19, 2006, by and among WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders set forth in the signature pages of this Amendment (in such capacity, the “Agent”) and the Lenders, on the one hand, and THE TRIZETTO GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, in light of the following:

A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of December 21, 2004 (as amended, the “Agreement”).

B. Borrowers, Agent and Lenders desire to amend the Agreement as provided for and on the conditions herein.

NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this amendment shall have the meanings given to them in the agreement unless specifically defined herein.

2. AMENDMENTS TO THE AGREEMENT.

(a) Section 2.6(a) of the Agreement is hereby amended to read as follows:

“2.13 LIBOR Option.

(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for Bank Product Obligations) whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(b) Section 2.13 of the Agreement is hereby amended to read as follows:

“(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR

Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

(b) LIBOR Election.

(i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

(iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.

(c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.”

(c) Section 3.3 of the Agreement is hereby amended to read as follows:

“3.3 Term. This Agreement shall continue in full force and effect for a term ending on January 5, 2010 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

(d) Section 6.16 of the Agreement is hereby amended to read as follows:

(a) Fail to maintain or achieve:

(i) Minimum TTM Adjusted EBITDA. TTM Adjusted EBITDA, measured on the last day of each fiscal quarter, of at least the required amount set forth in the following table for the applicable measurement date set forth opposite thereto:

Applicable Amount	Measurement Date
$33,000,000	December 31, 2005
$33,400,000	March 31, 2006
$37,800,000	June 30, 2006
$42,400,000	September 30, 2006
$46,900,000	December 31, 2006

(ii) Minimum Liquidity. Maintain at all times Liquidity of no less than $10,000,000.

(iii) Minimum TTM Recurring Revenues. TTM Recurring Revenues, measured on the last day of each fiscal quarter, of at least the required amount set forth in the following table for the applicable measurement date set forth opposite thereto:

Applicable Amount	Measurement Date
$135,000,000	December 31, 2005
$136,000,000	March 31, 2006
$137,000,000	June 30, 2006
$138,000,000	September 30, 2006
$144,000,000	December 31, 2006

(iv) Maximum Senior Debt to TTM Adjusted EBITDA. Senior Debt to TTM Adjusted EBITDA, measured on the last day of each fiscal quarter, not to exceed the ratio set forth in the following table for the applicable ratio date set forth opposite thereto:

Applicable Ratio	Measurement Date
3.05:1.00	December 31, 2005
3.00:1.00	March 31, 2006
2.65:1.00	June 30, 2006
2.40:1.00	September 30, 2006
2.15:1.00	December 31, 2006

If the Revolver Usage is $60,000,000 or more on any one day of the subject fiscal quarter, then this covenant shall be measured for such quarter; otherwise it will not be measured for such fiscal quarter.

(b) Make:

(i) Capital Expenditures. Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2005	Fiscal Year 2006
$14,500,000	$14,500,000

The covenants contained in Sections 6.16(a) (i), (iii), (iv) and (b) shall be established by Agent for each fiscal quarter ending after December 31, 2006 (or each fiscal year after fiscal year 2006 with respect to Section 6.16 (b)) based upon Borrowers’ Projections for the applicable fiscal year, which projections must be delivered to in accordance with Schedule 5.3. The Projections must credibly reflect expected performance by Borrowers in each period of each such fiscal year that is equal to or better than the projected performance for the same periods in the fiscal year ending 2006, as reflected in the projections delivered to Agent for such fiscal year, and all such projections shall otherwise be satisfactory to Agent in its reasonable credit judgment. Agent shall set the future periods’ financial covenants based on 85% (120% with respect to Section 6.16 (b) but in any event not less than $14,500,000) of the applicable statistics and ratios as provided for in the Projections approved by Agent.

(e) Section 11 of the Agreement is hereby amended to read solely for Buchalter Nemer as follows:

With copies to:	Buchalter Nemer 1000 Wilshire Boulevard Suite 1500 Los Angeles, California 90017. Attention: Robert J. Davidson, Esq. Fax: 213-896-0400

(f) The following definitions in Schedule 1.1 of the Agreement are hereby amended or added to read as follows:

“Applicable Margin” means, with respect to Base Rate Loans and LIBOR Rate Loans, as the case may be, as of any date of determination, the margins set forth in the following table that correspond to the most recent Maximum Senior Debt to TTM Adjusted EBITDA Ratio calculation (the “AM Ratio”) (determined as set forth in the following paragraph) for the most recently completed fiscal quarter of Borrowers:

Level	AM Ratio	Margin above Base Rate	Margin above LIBOR Rate
I	Less than 1.75:1.00	.0%	1.75%
II	Greater than 1.75:1.00 and less than 2.25:1.00	.0%	2.0%
III	Greater than 2.25:1.00	.05%	2.25%

The Applicable Margins shall be based upon the most recent AM Ratio calculation and shall be redetermined each fiscal quarter of Borrowers as of the first day of the month following the date Agent receives the certified calculation of the AM Ratio in a Compliance Certificate; provided, however, that if Borrowers fail to provide the Compliance Certificate when due, the Applicable Margin shall be the margin in the row styled “Level III” as of the first day of the month following the date on which the Compliance Certificate was required to be delivered until the first day of the month following the date on which it is delivered (but not retroactively), without constituting a waiver of any Default or Event of Default caused by the failure to timely deliver the Compliance Certificate, at which time the Applicable Margin shall be set at a margin based upon the AM Ratio calculation set forth therein.

“Base LIBOR Rate” means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Borrowing Base” means, as of any date of determination, the result of:

(a) the lesser of:

(i) 65% of the Annualized Recurring Revenues; or

(ii) 150% of the Annualized Recurring Maintenance Revenues, minus

(b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 2 weeks, 1 month, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

“LIBOR Deadline” has the meaning specified therefor in Section 2.13(b)(i).

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.13(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“Maximum Credit Amount” means $100,000,000.

“Maximum Revolver Amount” means $100,000,000.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Senior Debt” means the total amount of Obligations outstanding as of the date of measurement.

(g) The definition of “Base Rate Margin” is hereby deleted from Schedule 1.1.

(h) Schedule C-1 of the Credit Agreement is hereby deleted and replaced with Schedule C-1 attached hereto.

(i) Exhibit L-1 is hereby added to the Credit Agreement.

3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4. NO DEFAULTS. Borrowers hereby affirms to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.

5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment.

6. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender

By:
Title:

Amendment Number Two to Credit Agreement

THE TRIZETTO GROUP, INC., a Delaware corporation

By:
Title:

DIOGENES, INC., a Delaware corporation

By:
Title:

INFOTRUST COMPANY, an Illinois corporation

By:
Title:

NOVALIS CORPORATION, a Delaware corporation

By:
Title:

NOVALIS DEVELOPMENT & LICENSING CORPORATION, an Indiana corporation

By:
Title:

NOVALIS DEVELOPMENT CORPORATION, a Delaware corporation

By:
Title:

Amendment Number Two to Credit Agreement

NOVALIS SERVICES CORPORATION, a Delaware corporation

By:
Title:

OPTION SERVICES GROUP, INC., an Illinois corporation

By:
Title:

DIGITAL INSURANCE SYSTEMS CORPORATION, an Ohio corporation

By:
Title:

FINSERV HEALTH CARE SYSTEMS, INC., a New York corporation

By:
Title:

CREATIVE BUSINESS SOLUTIONS, INC., a Texas corporation

By:
Title:

HEALTHCARE MEDIA ENTERPRISES, INC., a Delaware corporation

By:
Title:

Amendment Number Two to Credit Agreement

HEALTH NETWORKS OF AMERICA, INC., a Maryland corporation

By:
Title:

HEALTHWEB, INC., a Delaware corporation

By:
Title:

MARGOLIS HEALTH ENTERPRISES, INC., a California corporation

By:
Title:

TRIZETTO APPLICATION SERVICES, INC., a Colorado corporation

By:
Title:

WINTHROP FINANCIAL GROUP, INC., an Illinois corporation.

By:
Title:

Amendment Number Two to Credit Agreement

SCHEDULE C-1

COMMITMENTS

Lender	Revolver Commitment	Total Commitment
Wells Fargo Foothill, Inc.	$100,000,000	$100,000,000

All Lenders	$100,000,000	$100,000,000

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Foothill, Inc., as Agent

under the below referenced Credit Agreement

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement, dated as of December 21, 2004 (the “Credit Agreement”), among The Trizetto Group, Inc., a Delaware corporation (“Parent”), each of its Subsidiaries signatory thereto (such Subsidiaries together with Parent, each a “Borrower” and individually and collectively, jointly and severally, “Borrowers”) the lenders signatory thereto (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrowers’ request to elect the LIBOR Option with respect to outstanding Advances in the amount of $                     (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of 2 weeks, 1 month or 3 months (circle one) commencing on                                         .

This LIBOR Notice further confirms Borrowers’ acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Administrative Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document or any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Dated:

THE TRIZETTO GROUP, INC., a Delaware corporation, as Administrative Borrower

By:
Name:
Title:

Wells Fargo Foothill, Inc., as Agent

Acknowledged by:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

By:
Name:
Title:

AMENDMENT NUMBER TWO TO FEE LETTER

This Amendment Number Two to Fee Letter (“Amendment”) is entered into as of January 19, 2006, by and among WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders set forth in the signature pages to the Credit Agreement (in such capacity, the “Agent”) and THE TRIZETTO GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, in light of the following:

A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of December 21, 2004 (as amended, the “Credit Agreement”).

B. In connection with the Credit Agreement, Borrowers delivered to Agent the Fee Letter, dated as of December 21, 2004, pursuant to which terms the Borrowers agreed to pay certain fees to Agent, for its sole and separate account and not the account of any Lender (the “Fee Letter”).

C. Agent and Lenders desire to amend the Fee Letter as provided for and on the conditions herein.

NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Fee Letter as follows:

1. DEFINITIONS. All initially capitalized terms used in this amendment shall have the meanings given to them in the Fee Letter unless specifically defined herein.

2. AMENDMENTS TO THE FEE LETTER.

(a) Section 1 of the Fee Letter is hereby amended to read as follows:

“1. Closing Fee. (i) A closing fee of $250,000, which fee shall be earned in full on the closing of Amendment Number Two to the Credit Agreement (the “Closing) and shall be due and payable on the Closing and (ii) an anniversary fee of $125,000 which fee shall be earned in full on the Closing and shall be due and payable on the Closing.”

(b) Section 3 of the Fee Letter is hereby amended to read as follows:

“3. Unused Line Fee. An unused line fee in an amount equal to:

(A) if the average Daily Balance of outstanding Advances is equal to or greater than $20,000,000 during the month immediately preceding the date of determination, .25% per annum times the lesser of: (i) the difference of the average Daily Balance of Advances that were outstanding during the immediately preceding the date of determination of the Maximum Credit Amount and (ii) $75,000,000, or

(B) if the average Daily Balance of outstanding Advances is less than $20,000,000 during the month immediately preceding the date of determination, .30% per annum times the Maximum Credit Amount.

The unused line fee will be due and payable on the first day of each month prior to the Termination Date and on the Termination Date, provided, however, that the unused line fee due on the Termination Date shall be calculated based on the average Daily Balances during the period from and including the first day of the month in which the Termination Date occurs up to and including the Termination Date.”

(c) Section 5 of the Fee Letter is hereby amended to read as follows:

“5. Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of Section 3.5 of the Credit Agreement, then on the date set forth as the date of termination of the Credit Agreement in such notice, Borrowers shall pay to Agent, in cash, the Applicable Prepayment Premium. In the event of the termination of the Credit Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay to Agent, in cash, the Applicable Prepayment Premium, measured as of the date of such termination. For purposes of this section, “Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of the Agreement up to (but not including) the date that is the first anniversary of the Closing Date, 3% times the Maximum Credit Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to (but not including) the date that is the second anniversary of the Closing Date, 2% times the Maximum Credit Amount, and (c) during the period from and including the date that is the second anniversary of the Closing Date up to (but not including) the date that is 90 days prior to the Maturity Date, 1% times the Maximum Credit Amount. Notwithstanding the foregoing, the Applicable Prepayment Premium will be waived in its entirety if the Agreement is terminated prior to the Maturity Date (and the Obligations thereunder paid in full) and: (i) such repayment or termination is the result of Borrowers’ public or private placement of unsecured subordinated convertible debt, equity, or the sale of substantially all the stock or assets of any Borrower to a Person that is not an Affiliate of any Borrower or any Subsidiary of any Borrower and such termination and repayment occurs within 60 days of the relevant subordinated debt or equity placement or sale or (ii) the following occur: (x) the Borrowers request that the Lender Group approve an amendment (the “Requested Amendment”) to the Notes or the Indenture (as defined in Section 6.7(a) of the Credit Agreement), (y) the Lender Group does not approve the Requested Amendment, and (z) the Notes and/or the Indenture are amended in accordance with the terms of the Requested Amendment and the Lender Group does not waive any Events of Default arising from such amendment.”

3. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment.

4. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

5. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Fee Letter, the terms and provisions of this Amendment shall govern. In all other respects, the Fee Letter, as amended and supplemented hereby, shall remain in full force and effect (including the last three paragraphs of the Fee Letter which have not been amended).

6. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

By:
Title:

Amendment Number Two to Fee Letter

THE TRIZETTO GROUP, INC., a Delaware corporation

By:
Title:

DIOGENES, INC., a Delaware corporation

By:
Title:

INFOTRUST COMPANY, an Illinois corporation

By:
Title:

NOVALIS CORPORATION, a Delaware corporation

By:
Title:

NOVALIS DEVELOPMENT & LICENSING CORPORATION, an Indiana corporation

By:
Title:

NOVALIS DEVELOPMENT CORPORATION, a Delaware corporation

By:
Title:

NOVALIS SERVICES CORPORATION, a Delaware corporation

By:
Title:

OPTION SERVICES GROUP, INC., an Illinois corporation

By:
Title:

Amendment Number Two to Fee Letter

DIGITAL INSURANCE SYSTEMS CORPORATION, an Ohio corporation

By:
Title:

FINSERV HEALTH CARE SYSTEMS, INC., a New York corporation

By:
Title:

CREATIVE BUSINESS SOLUTIONS, INC., a Texas corporation

By:
Title:

HEALTHCARE MEDIA ENTERPRISES, INC., a Delaware corporation

By:
Title:

HEALTH NETWORKS OF AMERICA, INC., a Maryland corporation

By:
Title:

HEALTHWEB, INC., a Delaware corporation

By:
Title:

MARGOLIS HEALTH ENTERPRISES, INC., a California corporation

By:
Title:

Amendment Number Two to Fee Letter

TRIZETTO APPLICATION SERVICES, INC., a Colorado corporation

By:
Title:

WINTHROP FINANCIAL GROUP, INC., an Illinois corporation.

By:
Title:

Amendment Number Two to Fee Letter